UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

JunkieDog.com, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55037 (Commission File Number)	27-0631947 (IRS Employer Identification No.)

407 Lincoln Rd. Suite 2A

Miami Beach, FL 33139

(Address of principal executive offices)

Registrant’s telephone number, including area code: 305.297.2207

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into A Material Definitive Agreement

JunkieDog.com Inc (the “Company”) entered into an agreement to purchase 70% of the issued and outstanding capital stock of Cafesa Co., a Florida corporation that is a coffee wholesaler. The Company will pay a total of $420,000 in cash and stock for the interest in Cafesa. There will be two initial cash payments in May and August 2017, followed by 8 quarterly payments of cash and stock.

Cafesa will become a majority owned subsidiary of Grand Havana Master LLC. The Agreement also calls for the Company to enter into an employment agreement with the principal of Cafesa, Luis Ravelo, who will head the Company’s wholesale operations. Mr. Ravelo will also be appointed to the Company’s Board of Directors upon closing of the transaction. The Agreement calls for the first payment to be made to selling shareholders of Cafesa on May 15, 2017.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

10.1 Cafesa Co. Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JunkieDog.com, Inc.

Date: April 25, 2017	By: /s/ Robert Rico
Chief Executive Officer